Exhibit 10.20
LEASE AMENDING AGREEMENT
THIS AGREEMENT is made as of the 4th day of January, 2010.
BETWEEN:
HOLMAN/SHIDLER INVESTMENT CORPORATION, TRUSTEE

(hereinafter called the “Landlord”)
OF THE FIRST PART
- and -

THERMADYNE WELDING PRODUCTS CANADA, LTD.

(hereinafter called the “Tenant”)
OF THE SECOND PART
- and -

THERMADYNE HOLDINGS CORPORATION

(hereinafter called the “Guarantor”)
OF THE THIRD PART
WHEREAS:
A.	By a lease dated the 11th day of August, 1988 (the “Lease”), the Landlord as landlord leased to Palco Welding Products of Canada, Ltd. certain lands and premises (the “Premises”) now municipally know as 2070 Wyecroft Road, Oakville, Ontario, Province of Ontario for and during a term (the “Term”) of fifteen (15) years commencing on the 11th day of August, 1988 and expiring on the 31 sat day of August, 2003.

B.	Pursuant to the article of amendment dated September 26, 1988, Palco Welding products Canada Ltd. changed its name to Thermadyne Welding Products Canada, Limited.

C.	By a Continuing Lease Guaranty annexed as Exhibit C to the Lease (the “Guaranty”), Palco Acquisition company provided a guarantee of all of the covenants, obligations and liabilities of the Tenant under the Lease.

D.	Pursuant to articles of amendment dated September 12, 1988 Palco Acquisition Company changed its name to Thermadyne Industries, Inc. Pursuant to articles of amendment dated September 24, 1993 Thermadyne Industries, Inc. changed its name to TDII Company. Pursuant to articles of amendment dated January 18, 1994 TDII changed its name to Thermadyne Holdings Corporation.

E.	Pursuant to a lease amending agreement made as of March 18, 2003 (the “Lease Amending Agreement”) between the Landlord, the Tenant and the Guarantor, the Original Term of the Lease was extended for a five (5) year period, expiring August 31, 2008.

F.	Pursuant to a surrender agreement made as of July, 2007 (the “Surrender Agreement”) between the Landlord, the Tenant and the Guarantor, effective 5:00 PM June 28, 2007, the Landlord and the Tenant surrendered that portion of the Premises consisting of the vacant lands legally described as being Part of Block I, Plan 844 designated as Part 4, Plan 20R-17250 and Part of Block K, Plan 844 designated as Part 2, Plan 20R-17250, Town of Oakville, Regional Municipality of Halton (the “Surrendered Premises”) with the Guarantor executing to confirm the Guaranty remained in full force and effect notwithstanding the surrender of the Surrendered Premises.

G.	Pursuant to a lease amending agreement made as of October 25, 2007 (the “Lease Amending Agreement”) between the Landlord, the Tenant and the Guarantor, the Term of the Lease was further extended for a period of seven (7) years (“The Second Extension Period”), with certain other modification of terms, including, without limitation, the Base Monthly Rent payable during the Second Extension Period.

H.	The Lease, as amended by the Lease Amending Agreement dated March 18, 2003, the Surrender Agreement of July 1007, and the Lease Amending Agreement dated October 25, 2007, is hereinafter collectively the “Lease.”

I.	Any capitalized terms used herein, and not defined herein, shall have the same meanings as attributed thereto in the Lease.
NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the sum of TWO DOLLARS ($2.00) and the mutual covenants and agreements herein contained the parties hereto agree with each other as follows:
1.	The parties hereto hereby acknowledge, confirm and agree that the foregoing recitals are true in substance and in fact.

2.	The Lease shall be amended from and after the date hereof as follows:
a.	Section 3.1 of the Lease shall be amended by replacing the third paragraph of the text added to Section 3.1 by the Amending Agreement dated October 25, 2007 with the following text, which shall be effective to reduce the Base Monthly Rent payable during the period commencing September 1, 2009 and ending on the 31st day of August 2010, to the same rate applicable for the immediately preceding year: “For the period commencing September 1, 2009 and ending August 31, 2010, Two Hundred and Sixty-Seven Thousand Nine Hundred and Five Dollars Canadian (C$267,905.00) per annum payable in equal monthly installments of Twenty-Two Thousand Three Hundred Twenty-Five Dollars and forty-one cents Canadian (C$22,325.41) each, based on a rate of Five Dollars and fifty Cents Canadian (C$5.50) per annum of the rentable are of the building.”

b.	In accordance with the provisions of Article XIV of the Lease, Assignment and Subletting, Tenant is hereby authorized by Landlord to take any and all necessary and/or desirable actions to sub-lease space unused by Tenant; provided, however, that the prior written approval by Landlord (which shall not be unreasonably withheld) shall be required before any binding sub-lease may be made or entered into by Tenant.
3.	The parties confirm that in all other respects the terms, covenants and conditions of the Lease remain unchanged, unmodified, and in full force and effect, except as modified by this Agreement.

4.	This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors, and permitted assigns, as the case may be.

5.	This Agreement shall be construed in accordance with the laws of the Province of Ontario.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

HOLMAN/SHIDLER INVESTMENT CORPORATON, TRUSTEE
By:	/s/ Marc T. Malardino
	Name:	Marc T. Malardino c/s
	Title:	VP and Assistant Secretary

THERMADYNE WELDING PRODUCTS CANADA LIMITED
By:	/s/ Elaine R. Slatter
	Name:	Elaine R. Slatter c/s
	Title:	President

THERMADYNE HOLDINGS CORPORATON
By:	/s/ Steven A. Schumm
	Name:	Steven A. Schumm c/s
	Title:	EVP-CFO and CAO